Exhibit 99.B(e)(1)(i)

AMENDED SCHEDULE A

with respect to the

AMENDED AND RESTATED UNDERWRITING AGREEMENT

between

ING EQUITY TRUST

and

ING FUNDS DISTRIBUTOR, LLC

Name of Fund

ING Equity Dividend Fund

ING Financial Services Fund

ING Fundamental Research Fund

ING Index Plus LargeCap Equity Fund

ING Index Plus LargeCap Equity Fund II

ING Index Plus LargeCap Equity Fund III

ING Index Plus LargeCap Equity Fund IV

ING Index Plus LargeCap Equity Fund V

ING Index Plus LargeCap Equity Fund VI

ING Index Plus LargeCap Equity Fund VII

ING MidCap Opportunities Fund

ING Opportunistic LargeCap Fund

ING Principal Protection Fund VIII

ING Principal Protection Fund IX

ING Principal Protection Fund X

ING Principal Protection Fund XI

ING Principal Protection Fund XII

ING Real Estate Fund

ING SmallCap Opportunities Fund

ING SmallCap Value Multi-Manger Fund

ING Value Choice Fund